EXHIBIT 10.2

                                 PROMISSORY NOTE

$220,000                                                        Date:5/31/02
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     For value  received,  Wyoming  Oil &  Minerals,  Inc.,  a Wyoming  business corporation (the "Payor") promises to pay to the order of Michael D. Herman, an individual residing in Colorado Springs, Colorado (the "Holder"), the principal sum of Two Hundred Twenty Thousand Dollars ($220,000.00) in installments as set forth below, with interest at the rate of seven percent (7%) per annum.

     Interest shall accrue on all unpaid principal from the date of this Note. A principal payment in the amount of $95,000, plus all accrued interest on the entire indebtedness, shall be due and payable on [date 120 days after close]; the remaining principal amount of $125,000 plus all accrued interest shall be due and payable on [date one year after close]. All principal and interest remaining unpaid as of [date one year after close] shall be due and payable on said date.

     This Note constitutes part of the purchase price of the stock of Blue Star Acid Service, Inc., purchased by Payor from the Holder this date.

     This Note may be prepaid in whole or in part at any time prior to the due date at the option of the Payor without premium, penalty or other fees.

     Upon default in any payment due as set forth above, all principal and interest payable pursuant to this Note shall become due and payable on demand.

     The Payor shall pay all attorney's fees and other costs incurred by the Holder in enforcing payment pursuant to this Note, on demand.

     No delay or omission by the Holder in exercising or enforcing any of the Holder's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

     No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     This Note shall be binding upon the Payor and upon its successors and assigns, and shall inure to the benefit of the Holder and his successors, endorsees and assigns.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO.


WITNESS:                                     Wyoming Oil & Minerals, Inc.


Signed in my Presence:                    By:
                                               /s/ Bill M. Conrad
/s/ Jubal S. Terry                             ---------------------------------
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                                          Print Name and Title:

                                          Bill M. Conrad, President
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